Exhibit 99.1


                 HEALTH & NUTRITION SYSTEMS INTERNATIONAL, INC.


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of Health & Nutrition Systems International, Inc. (the "Company") on Form 10-KSB/A-1 for the fiscal period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Chris Tisi, Interim Chairman of the Board and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Christopher Tisi
---------------------------------
Chris Tisi
Interim Chairman of the Board and
   Chief Executive Officer
April 29, 2003